                                                                    EXHIBIT 15.1


FEBRUARY 8, 2001

The Board of Directors and Stockholders
FutureLink Corp.

We are aware of the incorporation by reference in Amendment No. 1 to Form SB-2 on Form S-3 Registration Statement of FutureLink Corp. for the registration of approximately 60,000,000 shares of its common stock of our report dated August 30, 1999 relating to the unaudited financial statements of CN Networks, Inc. as of September 30, 1998 and 1999 and for the nine months then ended.


                                                    /s/ MORELAND & DAVIS
                                                    ----------------------------
                                                        Moreland & Davis